Exhibit 99.1

Applied DNA Announces 1-For-50 Reverse Stock Split Effective March 14, 2025

STONY BROOK, N.Y. – March 12, 2025 - Applied DNA Sciences, Inc. (NASDAQ: APDN) (Applied DNA or the “Company”), a leader in PCR-based DNA technologies, today announced that it will effect a 1-for-50 reverse stock split of its issued and outstanding common stock. The Reverse Stock Split will become effective at 12:01 a.m. Eastern Time on Friday, March 14, 2025, and Applied DNA common stock will begin trading on a split-adjusted basis on The Nasdaq Capital Market as of the commencement of market open that same day.

Applied DNA common stock will continue to trade on The Nasdaq Capital Market under the symbol “APDN” following the reverse stock split, with a new CUSIP number of 03815U 508. The CUSIP number for the Company's book entry warrants will not change.

After the effectiveness of the reverse stock split, the number of outstanding shares of common stock will be reduced from approximately 55.2 million to approximately 1.1 million. The total authorized number of shares will not be reduced. Proportional adjustments will be made to the number of shares of common stock issuable upon exercise or vesting of the Company's outstanding stock options, restricted stock units, and warrants, as well as the applicable exercise or conversion prices, and to the number of shares issuable under the Company's equity incentive plans and other existing agreements. No fractional shares will be issued in connection with the reverse stock split, and fractional shares resulting from the reverse stock split will be rounded up to the nearest whole share. There will be no change in the par value of $0.001 per share of the common stock as a result of the reverse stock split.

As previously disclosed, at an annual meeting of stockholders held on September 30, 2024, the Company's stockholders voted to approve a proposal granting the Company's Board of Directors the discretion to amend the Company's certificate of incorporation to effect a reverse stock split of the Company's common stock at a ratio of not less than 1-for-5 and not more than 1-for-50. The Company's Board of Directors approved a 1-for-50 reverse stock split on March 3, 2025. The reverse stock split is intended to bring the Company into compliance with Nasdaq’s $1.00 per share minimum bid price requirement for continued listing on the Nasdaq Capital Market.

Applied DNA’s transfer agent, Equiniti Trust Company, will provide information to stockholders regarding their stock ownership following the reverse stock split. Stockholders holding their shares in book-entry form or through a bank, broker, or other nominee do not need to take any action in connection with the reverse stock split. Their accounts will be automatically adjusted to reflect the number of shares owned. Beneficial holders are encouraged to contact their bank, broker, or other nominee with any procedural questions.

About Applied DNA Sciences

Applied DNA Sciences is a biotechnology company developing technologies to produce and detect deoxyribonucleic acid ("DNA"). Using the polymerase chain reaction ("PCR") to enable both the production and detection of DNA. The Company operates in two business markets: (i) the enzymatic manufacture of synthetic DNA for use in the production of nucleic acid-based therapeutics and the development and sale of a proprietary RNA polymerase ("RNAP") for use in the production of mRNA therapeutics; and (ii) the detection of DNA and RNA in molecular diagnostics and genetic testing services.

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Forward-Looking Statements

The statements made by Applied DNA in this press release may be "forward-looking" in nature within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements describe Applied DNA's future plans, projections, strategies, and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of Applied DNA. These forward-looking statements are based largely on the Company's expectations and projections about future events and future trends affecting our business and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements, including statements regarding the effective date of the reverse stock split and the trading of the common stock on a split-adjusted basis, the Company’s belief that the reverse stock split will allow the Company to regain compliance with Nasdaq listing standards, the Company’s belief that restructuring will position the company for future growth potential, its goal to position the company for long term-growth and value creation, and the potential to achieve that goal, and regarding the future success of its Linea DNA™ and Linea™ IVT platforms and future reductions in operating expenses. Actual results could differ materially from those projected due to the Company’s history of net losses, limited financial resources, unknown future demand for its biotherapeutics products and services, the unknown amount of revenues and profits that will result from our Linea IVT and or Linea DNA platforms, the fact that there has never been clinical trial material and/or a commercial drug product produced utilizing the LineaDNA and/or Linea IVT platforms, the unknown amount of revenues and profits that will result from its TR8™ PGx testing service, as well as various other factors detailed from time to time in Applied DNA's SEC reports and filings, including its Annual Report on Form 10-K filed on December 17, 2024, its Quarterly Report on Form 10-Q filed on February 13, 2025, and other reports it files with the SEC, which are available at www.sec.gov. Applied DNA undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless otherwise required by law.

Applied DNA Sciences Contact:

Investor Relations contact: Sanjay M. Hurry, 917-733-5573, sanjay.hurry@adnas.com

Web: adnas.com

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